RESULTS OF MEETING OF SHAREHOLDERS

RIVERSOURCE NEW DIMENSIONS FUND

REGULAR MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2006
(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below. A vote is based on total dollar interest in a fund.

1.   APPROVE THE AGREEMENT AND PLAN OF REORGANIZATION
     Affirmative                                     4,803,263,242.70
     Against                                           203,034,179.86
     Abstain                                           174,309,310.65
     Broker Non-votes                                    3,924,979.51
     TOTAL                                           5,184,531,712.72

2.   ELECTION OF BOARD MEMBERS
     KATHLEEN BLATZ
     Affirmative                                     4,935,529,235.98
     Withhold                                          249,002,476.74
     Abstain                                                     0.00
     TOTAL                                           5,184,531,712.72

     ARNE H. CARLSON
     Affirmative                                     4,927,383,650.58
     Withhold                                          257,148,062.14
     Abstain                                                     0.00
     TOTAL                                           5,184,531,712.72

     PATRICIA M. FLYNN
     Affirmative                                     4,944,154,103.69
     Withhold                                          240,377,609.03
     Abstain                                                     0.00
     TOTAL                                           5,184,531,712.72

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     ANNE P. JONES
     Affirmative                                     4,931,661,423.07
     Withhold                                          252,870,289.65
     Abstain                                                     0.00
     TOTAL                                           5,184,531,712.72

     JEFFREY LAIKIND
     Affirmative                                     4,937,731,158.38
     Withhold                                          246,800,554.34
     Abstain                                                     0.00
     TOTAL                                           5,184,531,712.72

     STEPHEN R. LEWIS, JR.
     Affirmative                                     4,947,616,551.84
     Withhold                                          236,915,160.88
     Abstain                                                     0.00
     TOTAL                                           5,184,531,712.72

     CATHERINE JAMES PAGLIA
     Affirmative                                     4,941,796,903.85
     Withhold                                          242,734,808.87
     Abstain                                                     0.00
     TOTAL                                           5,184,531,712.72

     VIKKI L. PRYOR
     Affirmative                                     4,941,835,030.40
     Withhold                                          242,696,682.32
     Abstain                                                     0.00
     TOTAL                                           5,184,531,712.72

     ALAN K. SIMPSON
     Affirmative                                     4,920,122,699.15
     Withhold                                          264,409,013.57
     Abstain                                                     0.00
     TOTAL                                           5,184,531,712.72

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     ALISON TAUNTON-RIGBY
     Affirmative                                     4,943,316,006.67
     Withhold                                          241,215,706.05
     Abstain                                                     0.00
     TOTAL                                           5,184,531,712.72

     WILLIAM F. TRUSCOTT
     Affirmative                                     4,940,877,809.59
     Withhold                                          243,653,903.13
     Abstain                                                     0.00
     TOTAL                                           5,184,531,712.72

3.   APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION
     Affirmative                                     4,777,816,064.50
     Against                                           219,203,029.96
     Abstain                                           183,587,638.75
     Broker Non-votes                                    3,924,979.51
     TOTAL                                           5,184,531,712.72

4. APPROVE AN INVESTMENT MANAGEMENT SERVICES AGREEMENT WITH RIVERSOURCE INVESTMENTS, LLC
     Affirmative                                     4,798,197,914.21
     Against                                           205,452,689.21
     Abstain                                           176,956,129.79
     Broker Non-votes                                    3,924,979.51
     TOTAL                                           5,184,531,712.72